UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2014, NeoPhotonics Corporation (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Amendment”) to that certain Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of March 21, 2013, with Comerica Bank, as Administrative Agent and Lead Arranger (the “Agent”), and the lenders from time to time party thereto (the “Lenders”). The Amendment added a new covenant requiring the Company to maintain an aggregate value of restricted cash and investments in blocked collateral accounts to which the Agent has sole access equal to all outstanding term loans, revolving credit advances plus letter of credit obligations (the “Restricted Cash Covenant”) as well as require compliance with the Restricted Cash Covenant before and after giving effect to any revolving loan advances, swing line advances and letter of credit requests. The Amendment modified the financial covenant relating to the maximum funded debt to adjusted EBITDA ratio to not require testing of such covenant if the Company is in compliance with the Restricted Cash Covenant beginning with the fiscal quarter ending March 31, 2014 and thereafter. Furthermore, the Amendment modified the cash liquidity covenant based on maintenance of a percentage of eligible US invoiced accounts receivable plus domestic cash on deposit with Agent or a Lender equal to all Lenders’ aggregate committed credit exposure and maintenance of a certain cash to total Lenders’ aggregate exposure ratio to not require testing of such covenant if the Company is in compliance with the Restricted Cash Covenant beginning with the fiscal quarter ending June 30, 2014 and thereafter. The Amendment also modified the cash liquidity covenant based on the Company’s consolidated cash position plus availability under the revolver to lower the threshold. Finally the Amendment modified the security agreement entered into in connection with the Credit Agreement to amend the definitions to include the blocked cash collateral accounts relating to the Restricted Cash Covenant to the collateral. The Amendment is made retroactively effective to March 31, 2014.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated May 19, 2014, by and among NeoPhotonics Corporation, Comerica Bank, as Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2014	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Fourth Amendment to Credit Agreement, dated May 19, 2014, by and among NeoPhotonics Corporation, Comerica Bank, as Agent, and the lenders party thereto.